UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of principal executive offices)	(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2015, the Compensation Committee of Eclipse Resources Corporation (the “Company”) approved the Eclipse Resources Corporation Change in Control Severance Policy (the “Policy”). The Policy became effective on September 11, 2015 and, unless renewed by the Board of Directors of the Company, will expire on the first anniversary of such date.

The Policy covers certain senior employees of the Company (each, a “Participant,” and collectively, the “Participants”), including the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President, Secretary and General Counsel, and Executive Vice President and Chief Operating Officer, and provides for cash payments and other benefits in the event of a “Qualifying Termination” (as defined in the Policy) that occurs during the period (the “Change in Control Protection Period”) beginning six months before and ending 24 months after a “Change in Control” (as defined in the Policy).

Under the Policy, if a Qualifying Termination occurs during the Change in Control Protection Period, Participants with the following titles will be entitled to receive the following cash payments:

•	President and Chief Executive Officer and Executive Vice Presidents: the Participant’s “Annual Cash Bonus Amount” (as defined in the Policy) and three times the sum of the Participant’s “Base Salary” (as defined in the Policy) and “Target Bonus Amount” (as defined in the Policy);

•	Senior Vice Presidents: the Participant’s Annual Cash Bonus Amount and two times the sum of the Participant’s Base Salary and Target Bonus Amount;

•	Vice Presidents and certain Managers: the Participant’s Annual Cash Bonus Amount, Base Salary and Target Bonus Amount; and

•	Certain Managers, Directors and employees with similar responsibilities: the Participant’s Annual Cash Bonus Amount and one-half times the sum of the Participant’s Base Salary and Target Bonus Amount;.

In addition, Participants will be eligible to receive reimbursements from the Company for amounts necessary to continue the health care coverage under the Company’s group health plans for the Participant and the Participant’s eligible dependents for a period of up to 18 months following a Qualifying Termination. Further, the cash payment due under the Policy to a Participant who is a President and Chief Executive Officer or Executive Vice President of the Company will be reduced by the amount of cash payments, if any, provided under the terms of an individually negotiated agreement in effect on the date of such Participant’s termination that relates to severance benefits.

Cash payments and other benefits under the Policy are subject to the Participant’s execution of a Separation and Release Agreement releasing the Company from claims by such Participant.

The foregoing description of the Policy is not complete and is qualified in its entirety by reference to the full text of the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Eclipse Resources Corporation Change in Control Severance Policy, effective September 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: September 14, 2015

Index to Exhibits

Exhibit Number	Description

10.1	Eclipse Resources Corporation Change in Control Severance Policy, effective September 11, 2015